UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 North LaSalle Street, Suite 1800 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 642-3700

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	INWK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 16, 2020, InnerWorkings, Inc., a Delaware corporation (the “Company”), and HH Global Group Limited, a Company registered in England and Wales (“Parent”), issued a joint press release announcing the execution of an Agreement and Plan of Merger, by and among the Company, Parent, HH Global Finance Limited, a Company registered in England and Wales (“HH Finance”), and Project Idaho Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”).

A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Parent, HH Finance and Sub. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.inwk.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 17, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Joint Press Release issued by InnerWorkings, Inc. and HH Global Group Limited on July 16, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2020	INNERWORKINGS, INC.

	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel

EXHIBIT 99.1

HH Global and InnerWorkings to Create Combined Global Marketing Services Company

All-Cash Transaction Valued at $3.00 Per Share; Represents 127% Premium to Closing Price and 104% Premium to the 90-Day Volume Weighted Average Price as of July 15, 2020

Combined Company to Provide Full End-to-End Marketing Solutions for Clients Across the Globe

LONDON and CHICAGO, July 16, 2020 — InnerWorkings, Inc. (NASDAQ: INWK) (“InnerWorkings”) and HH Global Group Limited (“HH Global”) today announced that they have signed a definitive agreement to combine operations. Under the terms of the agreement, HH Global will acquire InnerWorkings for $3.00 per share in an all-cash transaction representing approximately $177 million in equity value. This represents a premium of 127% to the closing price, and a premium of 104% to the 90-day volume weighted average price as of July 15, 2020. The transaction has been unanimously approved by the Boards of Directors of both companies.

“Over the past several months, we’ve been taking actions to put InnerWorkings in the best position to weather the challenging environment in which we’re operating,” said Rich Stoddart, Chief Executive Officer of InnerWorkings. “In these times of significant economic uncertainty, the Board of Directors and management determined to undertake a comprehensive process to preserve and enhance value for shareholders. After exploring a range of financing and strategic alternatives, and implementing meaningful cost saving measures in response to the COVID-19 pandemic, we’re confident this combination represents the best path forward for our shareholders and InnerWorkings. In addition to delivering an immediate cash premium to our shareholders, the combination will create a company with a stronger balance sheet and will enhance our ability to accelerate our transformation and serve our client base.”

Robert MacMillan, Chairman and Group CEO of HH Global, said “We are thrilled about this combination as it significantly accelerates our ability to execute on the next phase of our strategy by broadening our service offering and expanding our global reach. Not only do our two companies have complementary offerings, capabilities and geographic operations, but we also share a deep commitment to quality, innovation and operational excellence. We have long admired InnerWorkings and have got to know the management team well over the last few months, and we are confident that together we will create an even stronger company. We look forward to welcoming InnerWorkings to the HH Global family.”

Strategic Rationale

The combination will result in a world-class marketing engineering and execution firm that is well-positioned to serve global clients seeking innovative, end-to-end marketing solutions that lower costs and improve brand consistency, visibility, sustainability and speed to market. With complementary offerings and capabilities, InnerWorkings’ leading North American position and HH Global’s strong leadership presence in EMEA and APAC, the combined company will operate with global reach and scale, maintaining the agility and client-focused execution that is core to both InnerWorkings and HH Global’s strategic approach.

Together, the two companies will have a stronger operating model and balance sheet and will be well-positioned to continue InnerWorkings’ transformation and to build and maintain long-term client relationships as a true first-choice partner for leading brands. In addition, the combined company will benefit from the support of funds managed or advised by Blackstone Tactical Opportunities, an existing strategic minority equity investor in HH Global.

Additional Transaction Details

Under the terms of the merger agreement, HH Global will acquire all of the outstanding shares of InnerWorkings common stock for $3.00 per share in cash which represents a premium of 127% to the closing price and a premium of 104% to the 90-day volume weighted average price as of July 15, 2020.

The transaction is subject to customary closing conditions, including approval by InnerWorkings’ shareholders and receipt of certain regulatory approvals, and is expected to be completed before the end of the fourth quarter of 2020.

Citigroup Global Markets Inc. is serving as exclusive financial advisor to InnerWorkings and Sidley Austin LLP is serving as legal counsel. Moelis & Company LLC is acting as HH Global’s exclusive financial advisor and Kirkland & Ellis LLP is serving as legal counsel.

About HH Global

Founded in 1991, HH Global is a global outsourced marketing execution provider. Applying proven processes, industry-leading technology, and the deep expertise of over 1,300+ employees, we develop innovative solutions that drive down the cost of our clients’ physical marketing procurement and content development, while improving quality, sustainability, and speed to market.

About InnerWorkings, Inc.

InnerWorkings, Inc. (NASDAQ: INWK) engineers marketing for leading brands across a wide range of industries. We dive deep into clients’ brand strategies to deliver solutions that leverage our global expertise, certified supplier base, proven methods, and proprietary technology. By engineering marketing across key touch points in the customer journey, we power campaigns that drive value, enhance awareness and inspire action. With services that include creative, print, direct mail, branded merchandise, luxury packaging, retail environments, and digital solutions, we’re elevating beyond execution to shape brand experience. For more information visit: www.inwk.com.

Forward-Looking Statements

This document contains “forward-looking statements” that are based on beliefs, assumptions, and expectations of future events, taking into account the information currently available to InnerWorkings, Inc. (the “Company”). All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “will,” “seek,” “plan,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual outcomes to differ materially from expectations of future outcomes the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in subsequent filings), which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, HH Global Group Limited, HH Global Finance Limited and Project Idaho Merger Sub, Inc. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.inwk.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 17, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Contacts

HH Global

Edward Parsons

edward.parsons@hhglobal.com

InnerWorkings

Investors

Bridget Freas

312-589-5613

bfreas@inwk.com

Media

Sard Verbinnen & Co

Bryan Locke/Danya Al-Qattan

INWK-SVC@sardverb.com